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       Consent of Independent Registered Public Accounting Firm


We consent to the reference to the use of our report dated February 27, 2006 with respect to the consolidated financial statements of IDS Life Insurance Company included in Post-Effective Amendment No. 5 to the Registration Statement (Form S-1, No. 333-114888) for the registration of the RiverSource(SM) Guaranteed Term Annuity and the RiverSource Retirement Advisor Advantage Plus(SM) Variable Annuity/RiverSource Retirement Advisor Select Plus(SM) Variable Annuity offered by IDS Life Insurance Company.

                                                /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 25, 2006